                                                                    EXHIBIT 12.1


                FRIENDLY ICE CREAM CORPORATION AND SUBSIDIARIES
         SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                                                                   NINE MONTHS
                                                                                                                      ENDED
                                                                                                                  -------------
                                                                                                                  SEPTEMBER 29,
                                                             1992       1993       1994       1995       1996         1996
                                                           ---------  ---------  ---------  ---------  ---------  -------------
Earnings
  Income (loss) before (provision for) benefit from
    income taxes and cumulative effect of changes in
    accounting principles................................  $ (12,121) $ (30,670) $  (8,597) $ (25,234) $ (13,640)   $ (10,236)
  Interest and amortization of deferred finance costs....     37,630     38,786     45,467     41,904     44,141       33,084
  Implicit rental interest expense.......................      4,986      5,171      5,590      5,729      5,990        4,507
                                                           ---------  ---------  ---------  ---------  ---------  -------------
    Total earnings.......................................     30,495     13,287     42,460     22,399     36,491       27,355
                                                           ---------  ---------  ---------  ---------  ---------  -------------
Fixed Charges
  Interest and amortization of deferred finance costs....     37,630     38,786     45,467     41,904     44,141       33,084
  Capitalized interest...................................        128        156        176         62         49           44
  Implicit rental interest expense.......................      4,986      5,171      5,590      5,729      5,990        4,507
                                                           ---------  ---------  ---------  ---------  ---------  -------------
    Total fixed charges..................................     42,744     44,113     51,233     47,695     50,180       37,635
                                                           ---------  ---------  ---------  ---------  ---------  -------------
Earnings insufficient to cover fixed charges.............  $  12,249  $  30,826  $   8,773  $  25,296  $  13,689       10,280
                                                           ---------  ---------  ---------  ---------  ---------  -------------
                                                           ---------  ---------  ---------  ---------  ---------  -------------
Ratio of earnings to fixed charges.......................     --         --         --         --         --           --

Pro Forma Data (a):
Earnings
  Income before provision for income taxes and cumulative
    effect of changes in accounting principles...........                                              $   2,643    $   1,978
  Interest and amortization of deferred finance costs....                                                 28,804       21,580
  Implicit rental interest expense.......................                                                  5,990        4,507
                                                                                                       ---------  -------------
    Total earnings.......................................                                                 37,437       28,065
                                                                                                       ---------  -------------
Fixed Charges
  Interest and amortization of deferred finance costs....                                                 28,804       21,580
  Capitalized interest...................................                                                     49           44
  Implicit rental interest expense.......................                                                  5,990        4,507
                                                                                                       ---------  -------------
    Total fixed charges..................................                                                 34,843       26,131
                                                                                                       ---------  -------------
Earnings sufficient to cover fixed charges...............                                              $   2,594    $   1,934
                                                                                                       ---------  -------------
                                                                                                       ---------  -------------
Ratio of earnings to fixed charges.......................                                                   1.1x         1.1x
                                                                                                       ---------  -------------
                                                                                                       ---------  -------------


                                                           SEPTEMBER 28,
                                                               1997
                                                           -------------
Earnings
  Income (loss) before (provision for) benefit from
    income taxes and cumulative effect of changes in
    accounting principles................................    $     215
  Interest and amortization of deferred finance costs....       32,972
  Implicit rental interest expense.......................        4,540
                                                           -------------
    Total earnings.......................................       37,727
                                                           -------------
Fixed Charges
  Interest and amortization of deferred finance costs....       32,972
  Capitalized interest...................................           27
  Implicit rental interest expense.......................        4,540
                                                           -------------
    Total fixed charges..................................       37,539
                                                           -------------
Earnings insufficient to cover fixed charges.............       --
                                                           -------------
                                                           -------------
Ratio of earnings to fixed charges.......................          1.0x
                                                           -------------
                                                           -------------
Pro Forma Data (a):
Earnings
  Income before provision for income taxes and cumulative
    effect of changes in accounting principles...........    $  11,570
  Interest and amortization of deferred finance costs....       21,617
  Implicit rental interest expense.......................        4,540
                                                           -------------
    Total earnings.......................................       37,727
                                                           -------------
Fixed Charges
  Interest and amortization of deferred finance costs....       21,617
  Capitalized interest...................................           27
  Implicit rental interest expense.......................        4,540
                                                           -------------
    Total fixed charges..................................       26,184
                                                           -------------
Earnings sufficient to cover fixed charges...............    $  11,543
                                                           -------------
                                                           -------------
Ratio of earnings to fixed charges.......................         1.4x
                                                           -------------
                                                           -------------


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(a) As adjusted to give effect to the Recapitalization and the changes in accounting principle for pensions. See Note 10 of Notes to Consolidated Financial Statements.